UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment #1 to Plasma Supply Agreement

On July 19, 2018, Biotest Pharmaceuticals Corporation (“BPC”) and ADMA BioManufacturing, LLC, a Delaware limited liability company (“ADMA BioManufacturing”) and wholly-owned subsidiary of ADMA Biologics, Inc., a Delaware corporation (the “Company”), entered into Amendment #1 (the “Amendment to Plasma Supply Agreement”) to that certain Plasma Supply Agreement, dated as of June 6, 2017, which provides for the sale by BPC to ADMA BioManufacturing of hyperimmune plasma containing antibodies to the hepatitis B virus. The Amendment to Plasma Supply Agreement provides, among other things, that in the event BPC elects not to supply in excess of ADMA BioManufacturing’s specified amount of hepatitis B plasma and ADMA BioManufacturing is unable to secure hepatitis B plasma from a third party at a price which is within a low double digit percentage of the price which ADMA BioManufacturing pays to BPC, then BPC shall reimburse ADMA BioManufacturing for the difference in price ADMA BioManufacturing incurs.

The description of the Amendment to Plasma Supply Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to Plasma Supply Agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Amendment to Plasma Purchase Agreement

On July 19, 2018, BPC and ADMA BioManufacturing entered into a letter amendment (the “Amendment to Plasma Purchase Agreement”) to that certain Plasma Purchase Agreement, dated as of June 6, 2017, by and between BPC and ADMA BioManufacturing, which provides for the sale by BPC to ADMA BioManufacturing of certain quantities of Normal Source Plasma (“NSP”) to be used by ADMA BioManufacturing. The Amendment to Plasma Purchase Agreement provides, among other things, agreed upon amounts of NSP to be supplied by BPC to ADMA BioManufacturing in calendar year 2019 at a specified price per liter, provided that ADMA BioManufacturing delivers a valid purchase order to BPC. Additionally, pursuant to the Amendment to Plasma Purchase Agreement, BPC agrees that, for calendar years 2020 and 2021, it shall supply no less than a high double digit percentage of ADMA BioManufacturing’s requested NSP amounts, provided that such requested NSP amounts are within an agreed range, at a price per liter to be mutually determined. Furthermore, pursuant to the Amendment to Plasma Purchase Agreement, in the event BPC fails to supply ADMA BioManufacturing with at least a high double digit percentage of ADMA BioManufacturing’s requested NSP amounts, BPC shall promptly reimburse ADMA BioManufacturing the difference in price ADMA BioManufacturing incurs due to BPC’s election not to supply NSP to ADMA BioManufacturing in such amounts as requested.

The description of the Amendment to Plasma Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to Plasma Purchase Agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Biotest Voting Share, Loan and Land Transfer

As previously disclosed, on May 14, 2018, the Company and its two wholly-owned subsidiaries, ADMA BioManufacturing and ADMA Bio Centers Georgia Inc., a Delaware corporation, entered into a Share Transfer, Amendment and Release Agreement with BPC, Biotest AG, Biotest US Corporation and The Biotest Divestiture Trust (the “Biotest Trust”) (the “Biotest Transfer Agreement”). Pursuant to the Biotest Transfer Agreement, among other things, BPC agreed to transfer its remaining holdings of Common Stock to the Biotest Trust following receipt of all required regulatory approvals for the Biotest Trust to own and hold the Common Stock. Pursuant to the Biotest Transfer Agreement, for a 90-day period following the Voting Share Closing Date (as defined below), the Biotest Trust has granted the Company a right of first negotiation for the purchase of the remaining shares of Common Stock held by the Biotest Trust.

On July 24, 2018 (the “Voting Share Closing Date”), pursuant to the Biotest Transfer Agreement and an Assignment and Assumption Agreement (ADMA Shares), by and among Biotest AG, BPC and the Biotest Trust, BPC transferred 10,109,534 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), to the Biotest Trust (the “Biotest Voting Shares Transfer”). In connection with the Biotest Voting Shares Transfer, the Biotest Trust has agreed to be bound by all obligations of, and will have all of the remaining rights of BPC under, that certain: (i) Stockholders Agreement, dated as of June 6, 2017, by and between the Company and BPC, as amended by the Biotest Transfer Agreement; and (ii) Registration Rights Agreement, dated as of June 6, 2017, by and between the Company and BPC, as amended by the Biotest Transfer Agreement. Like BPC, the Trust will be subject to compliance with U.S. securities laws by virtue of ownership of the Common Stock.

On July 20, 2018, in connection with the U.S. Government required divestiture of all of BPC’s U.S. assets in connection with the sale of Biotest AG to CREAT Group Corporation (the “Biotest Sale”), Biotest AG, BPC, ADMA BioManufacturing and the Company entered into an Assignment and Assumption Agreement (ADMA Loan) (the “Loan Transfer Agreement”) whereby BPC transferred to Biotest AG all of its obligations, rights, title and interest in that certain unsecured, subordinated loan agreement, dated as of June 6, 2017, between BPC, as the lender, and the Company, as the borrower, which provides for a loan facility in an aggregate principal amount of $15 million, bearing interest at a rate per annual equal to 6%, with a maturity of five years.

On July 20, 2018, in connection with the Biotest Sale, Biotest Real Estate Corp., Biotest AG, BPC, ADMA BioManufacturing and the Company entered into an Agreement to Transfer Land (the “Land Transfer Agreement”) whereby BPC agreed to transfer to Biotest AG all of its rights, title and interest in the “Undeveloped Real Property” (as defined in that certain Master Purchase Agreement, dated as of January 21, 2017, by and among the Company, BPC, ADMA BioManufacturing, Biotest AG and Biotest US Corporation (the “Master Purchase Agreement”)), subject to the terms of Section 8.11 of the Master Purchase Agreement. As previously disclosed, pursuant to Section 8.11 of the Master Purchase Agreement, at any time from and after the June 6, 2017 closing date of the Master Purchase Agreement (the “MPA Closing Date”) until the tenth anniversary of the MPA Closing Date, if BPC intends to market for sale the Undeveloped Real Property, BPC is required to give ADMA BioManufacturing a right of first offer to purchase the Undeveloped Real Property solely in cash.

The descriptions of the Loan Transfer Agreement and the Land Transfer Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Assignment and Assumption Agreement (ADMA Loan), dated as of July 20, 2018, by and among Biotest AG, Biotest Pharmaceuticals Corporation, ADMA BioManufacturing, LLC and ADMA Biologics, Inc.

10.2	Agreement to Transfer Land, dated as of July 20, 2018, by and among Biotest Real Estate Corp., Biotest AG, Biotest Pharmaceuticals Corporation, ADMA BioManufacturing, LLC and ADMA Biologics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2018	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer